As filed pursuant to Rule 424(b)(5)
Registration No. 333-202744/n/n

Prospectus Supplement

(To Prospectus dated April 8, 2015)

MATTERSIGHT CORPORATION

2,728,712 shares of

Common Stock, par value $0.01 per share

This prospectus supplement and the accompanying prospectus relate to the sale of 2,728,712 shares of our common stock.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our securities.

Our common stock is listed on The NASDAQ Global Market under the symbol “MATR.” The last reported sale price of our common stock on The NASDAQ Global Market on July 22, 2015 was $6.11 per share.

	Per Share		Total
Offering price to directors and officers	$6.11	*	$1,011,052
Offering price to all others	$5.93		$15,200,001
Proceeds, after estimated expenses	$5.86		$16,000,000

*	The offering price to directors and officers (including certain of their affiliates) will be $6.11, which is equal to the consolidated closing bid price immediately preceding the time we entered into the stock purchase agreement with such directors and officers.

Investing in our securities involves significant risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 22, 2015.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the United States Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on April 8, 2015. Under this shelf registration process, we may, from time to time, sell up to $75 million in the aggregate of common stock; preferred stock; debt securities; warrants; subscription rights; stock purchase contracts; and stock purchase units.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, all references to “Mattersight,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Mattersight Corporation and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus supplement and any accompanying prospectus, whether they are the holders or only indirect owners of those securities.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, to fully understand this offering and its consequences to you, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Mattersight Corporation

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Through our Behavioral Analytics-related services, including Predictive Behavioral Routing, Performance Management, and Predictive Analytics, we capture and analyze customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. Our SaaS delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value and our solutions are used by leading companies in the healthcare, insurance, financial services, telecommunications, cable, utilities, education, hospitality, and government industries.

Our principal offices are located at 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606. Our telephone number is (877) 235-6925. Our website is located at www.mattersight.com. The information on our website is not part of this prospectus supplement.

The Offering

Common stock offered by us	2,728,712 shares of common stock

Manner of offering	See “Plan of Distribution” on page S-8.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $16 million. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-5.

NASDAQ Global Market symbol	MATR

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risks you should consider carefully before making an investment decision.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated by reference herein, before making an investment decision with respect to the securities. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

The risk factor set forth immediately below is in addition to the risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014:

Risks Related to this Offering

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use its discretion to direct the net proceeds from this offering. We intend to use all of the net proceeds, together with cash on hand, for working capital and other general corporate purposes. General corporate purposes may include working capital, capital expenditures, development costs, strategic investments or possible acquisitions. Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Investors in this offering will likely experience immediate and substantial dilution.

The offering prices of the securities offered pursuant to this prospectus supplement may be higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will likely incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options exercise those options at prices below the offering prices, you will incur further dilution. See “Dilution” on page S-6 of this prospectus supplement.

Future sales of our common stock by our existing stockholders may cause our stock price to fall.

The market price of our common stock could decline as a result of sales by our existing and future stockholders. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts, and projections about us, our future performance, the industry in which we operate, our beliefs, and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties, and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of shares of our common stock, after deducting our estimated offering expenses, will be approximately $16 million. Except as we may otherwise provide in any free writing prospectus that we authorize to be provided to you, we currently intend to use the net proceeds that we may receive from the sale of our common stock hereunder for working capital and other general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas indicated above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

DILUTION

If you invest in our common stock, your ownership interest will be diluted by the difference between the price per share you pay and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2015 was approximately $(3,382,000), or $(0.15) per share of our common stock, based upon 22,741,560 shares of our common stock outstanding. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities and shares of Series B preferred stock, by the number of shares of our common stock outstanding as of March 31, 2015. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 165,475 shares of our common stock in this offering at a price of $6.11 per share to our directors and officers (and certain of their affiliates) and 2,563,238 shares of our common stock in this offering at a price of $5.93 per share to all other purchasers, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2015, would have been approximately $12,618,000 or $0.50 per share. This represents an immediate increase in net tangible book value of $0.65 per share to existing stockholders and immediate dilution in net tangible book value of $5.61 per share to directors and officers (and certain of their affiliates) purchasing our common stock in this offering and immediate dilution in net tangible book value of $5.43 per share to all other purchasers of our common stock in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share to directors and officers (and certain of their affiliates)		$6.11
Offering price per share to all other purchasers		$5.93
Net tangible book value per share as of March 31, 2015	$(0.15)
Increase in net tangible book value per share from this offering	$0.65
Adjusted net tangible book value per share as of March 31, 2015 after giving effect to this offering		$0.50
Dilution in net tangible book value per share to directors and officers (and certain of their affiliates)		$5.61
Dilution in net tangible book value per share to all other purchasers		$5.43

The foregoing table and discussion is based on 22,741,560 shares of common stock outstanding as of March 31, 2015, and does not take into effect further dilution to new investors that could occur as a result of:

•	1,689,013 shares of common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $8.51 per share, under our stock plans, as of March 31, 2015;

•	2,278,098 shares of common stock reserved for future issuance under our stock-based compensation plans as of March 31, 2015; and

•	77,213 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $2.79 per share as of March 31, 2015.

To the extent options outstanding as of March 31, 2015 have been or may be exercised or other shares are issued, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on The NASDAQ Global Market under the symbol “MATR”. The following table shows the high and low per share sale prices of our common stock for the periods indicated.

	High	Low
2013
First Quarter	$5.19	$3.71
Second Quarter	$5.25	$2.76
Third Quarter	$4.60	$2.65
Fourth Quarter	$5.21	$3.74

2014
First Quarter	$7.85	$4.75
Second Quarter	$7.21	$4.66
Third Quarter	$6.25	$4.41
Fourth Quarter	$6.62	$5.01

2015
First Quarter	$7.50	$4.75
Second Quarter	$7.49	$5.56
Third Quarter (through July 21, 2015)	$6.75	$5.59

On July 22, 2015, the last sale price reported on The NASDAQ Global Market for our common stock was $6.11 per share.

DIVIDEND POLICY

Historically, we have not paid cash dividends on our common stock, and we do not expect to do so in the future. Under the terms of its certificate of designations, our 7% Series B Convertible Preferred Stock (the “Series B preferred stock”) accrues dividends at a rate of 7% per year, payable semi-annually in January and July if declared by the Company’s Board of Directors. If not declared, unpaid dividends are cumulative and accrue at the rate of 7% per annum. The Board of Directors did not declare a dividend payment on the Series B preferred stock, which was accrued, for each of the dividend periods from July 1, 2012 through July 1, 2015, (the aggregate amount of these dividends was approximately $1.8 million. Payment of future dividends on the Series B preferred stock will be determined by the Company’s Board of Directors based on the Company’s outlook and macroeconomic conditions.

PLAN OF DISTRIBUTION

We are offering shares of common stock directly to certain investors and to certain officers and members of our Board of Directors. We have arranged for the sale to such purchasers of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus through a stock purchase agreement between such directors and officers and all other purchasers and us. The price per share at which the directors and officers (including certain of their affiliates) are purchasing common stock is equal to the consolidated closing bid price immediately preceding the time the Company enters into the stock purchase agreement for the sale of such shares. The purchase price per share for all other purchasers was determined based on negotiations with the purchasers based on current market factors.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the stock purchase agreement, which may be waived by us in our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the stock purchase agreement, as applicable, as well, which conditions may also be waived by a purchaser in its discretion.

We currently anticipate that the sale of 2,728,712 shares of our common stock offered in this prospectus supplement will be completed on or about July 23, 2015. We estimate the total expenses of this offering payable by us will be approximately $200,000.

The form of stock purchase agreement we entered into with the purchasers will be included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC in connection with this offering.

Craig-Hallum Capital Group LLC acted as the Company’s financial advisor for the offering and will receive a fee of $200,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, including the designation of preferences of the Series B preferred stock, and our bylaws, copies of which have been filed with the SEC.

The authorized capital stock of Mattersight consists of 50,000,000 shares of common stock, $0.01 par value, and 40,000,000 shares of preferred stock, $0.01 par value.

Common Stock

Holders of our common stock are entitled to one vote per share with respect to each matter presented to stockholders for vote. Except as may be provided in connection with any of Mattersight’s preferred stock, including the Series B preferred stock, or as may otherwise be required by law or the certificate of incorporation, the common stock will be the only capital stock of the Company entitled to vote in the election of directors and on all other matters presented to the stockholders of the Company; provided that the holders of common stock, as such, will not be entitled to vote on any matter that relates solely to the terms of any outstanding series of preferred stock or the number of shares of such series and does not affect the number or authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of common stock and preferred stock that has voting rights can elect all of the directors then standing for election.

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (the “Board”). Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of common stock will be entitled to receive the assets that are legally available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The common stock does not have any preemptive, subscription, or conversion rights. Additional shares of authorized common stock may be issued, as determined by our Board from time to time, without stockholder approval, except as may be required by applicable Nasdaq requirements.

Each prospectus supplement relating to a series of common stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of common stock.

As of March 31, 2015, there were 22,741,560 shares of common stock outstanding.

Preferred Stock

Subject to Delaware law, our Board may, without approval of the stockholders, cause shares of preferred stock to be issued from time to time in one or more series. The Board will determine the number of shares of each series as well as the designation, powers, privileges, preferences and rights of the shares of that series. Among the specific matters that may be determined by the Board are:

•	the designation of each series;

•	the number of shares of each series;

•	the rate of dividends, if any;

•	whether dividends, if any, will be cumulative or non-cumulative;

•	the terms of redemption, if any;

•	the terms of any sinking fund providing for the purchase or redemption of shares of each series;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Mattersight;

•	rights and terms of conversion or exchange, if any;

•	restrictions on the issuance of shares of the same series or any other series, if any; and

•	voting rights, if any.

We have designated 5,000,000 shares of the 40,000,000 shares of preferred stock as the Series B preferred stock. As of March 31, 2015, there were 1,648,185 shares of Series B preferred stock outstanding. Other than the Series B preferred stock, there were no shares of preferred stock outstanding on March 31, 2015.

Terms of Series B Preferred Stock

Rank. The Series B preferred stock, with respect to dividend rights and rights on liquidation, ranks senior to the common stock and to all other equity securities issued by us. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities. We may not issue any class or series of stock or other securities convertible into or exercisable for equity securities having rights, preferences or privileges superior to or on a parity with the Series B preferred stock except with the consent of the holders of at least a majority of the outstanding shares of the Series B preferred stock. See “Voting Rights” below.

Dividends. The holders of record of the Series B preferred stock are entitled to receive, when, as and if declared by our Board, out of funds legally available therefor, cash dividends on each share of Series B preferred stock at an annual rate equal to 7% of the original purchase price per share of Series B preferred stock. Additionally, except for dividends payable in common stock, the holders of Series B preferred stock shall be entitled to receive dividends paid on the common stock, if any, based on the number of shares of common stock into which such holders, shares of Series B preferred stock would then convert. Dividends shall be payable in cash. All dividends are cumulative, whether or not declared, from the date on which the Series B preferred stock was originally issued by us and are payable semi-annually in arrears on January 1 and July 1 of each year, as the Board may determine, when and as declared, provided that the Board may declare and pay delinquent dividends without reference to these ordinary dividend payment dates. Dividends will cease to accumulate in respect of shares of Series B preferred stock on the date they are converted into shares of common stock. All accrued and unpaid dividends shall be paid upon the first to occur of liquidation or conversion. Dividends for any period of less than a semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B preferred stock will be entitled to receive in cash out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to the Series B preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference plus accrued and unpaid dividends.

After payment of the full amount of the liquidating distributions to which they are entitled, our remaining assets available for distribution shall be distributed pro rata among the holders of the common stock and Series B preferred stock based on the number of shares of common stock into which the shares of Series B preferred stock would then convert.

If, upon any voluntary or involuntary liquidation, our assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B preferred stock, then the holders of the Series B preferred stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Upon a consolidation or merger of Mattersight with or into any other corporation or other entity or person, or any other corporate reorganization, in which our stockholders immediately prior to such transaction own less than 50% of our voting power immediately after such transaction, or any transaction or series of related transactions to which we are a direct contracting party in which in excess of 50% of our voting power is transferred, or upon a sale, lease or other disposition of all or substantially all of our assets, the holders of the preferred stock will be entitled to the liquidating distribution described in the preceding paragraph unless the holders of the common stock, assuming conversion of all of the preferred stock into common stock, would receive an amount equal to four times the original purchase price of the preferred stock, in which case the holders of the preferred stock will receive the amount that they would be entitled to if they had converted their preferred stock into common stock immediately prior to the transaction.

Conversion. Each share of Series B preferred stock is convertible into one share of common stock, subject to adjustment as described below. Each stockholder may convert his or her shares of Series B preferred stock into common stock at any time. In addition, shares of Series B preferred stock will convert automatically into shares of common stock if the last sale price of our common stock is at least five times the original purchase price per share of the preferred stock for 30 consecutive trading days and, in connection with the shares of Series B preferred stock issued in a 2001 private placement, the registration statement we agreed to file with respect to those shares is effective.

The conversion ratio initially is one share of Series B preferred stock for one share of common stock. The conversion ratio will be subject to adjustment if certain events occur, including:

•	the payment of dividends (and other distributions) in common stock on the outstanding shares of common stock; or

•	stock splits, combinations, and reclassifications of common stock;

unless we take similar actions with respect to the preferred stock.

If the Company is party to any consolidation or merger in which it is not the surviving entity, or transfers all or substantially all of its assets in a transaction that is not deemed to be a liquidation, then each share of Series B preferred stock then outstanding would become convertible only into the kind and amount of securities, cash and other property that is receivable upon the occurrence of such event by a holder of the number of shares of common stock that the shares of Series B preferred stock were convertible into immediately prior to the event.

No fractional shares of common stock will be issued upon conversion of the preferred stock. Instead, we will pay a cash adjustment for any fractional share.

Voting Rights. Holders of the Series B preferred stock have the right to vote on all matters that the holders of common stock vote on, voting together with the holders of common stock as one class (unless otherwise required by law). Each share of Series B preferred stock will be entitled to one vote for each share of common stock into which such share of Series B preferred stock could then be converted.

The affirmative vote of the holders of a majority of the outstanding Series B preferred stock, voting as a separate class, will be required to take any of the following actions:

•	the authorization, creation, or issuance of any class or series of stock or other securities convertible into or exercisable for equity securities having rights, preferences or privileges that are equal or superior to rights, preferences or privileges of the Series B preferred stock;

•	any increase or decrease in the authorized number of shares of Series B preferred stock; or

•	any amendment, waiver, alteration or repeal of any provision of our certificate of incorporation or our bylaws in a way that adversely affects the rights, preferences or privileges of the Series B preferred stock.

No Maturity Date or Mandatory Redemption. The Series B preferred stock does not mature on a specified date, does not have a stated redemption feature and is not subject to any sinking fund or similar obligation. Holders of Series B preferred stock have no right to require us to repurchase or redeem any shares of Series B preferred stock except upon a consolidation or merger of Mattersight with or into any other corporation or other entity or person, or any other corporate reorganization, in which our stockholders immediately prior to such transaction own less than 50% of our voting power immediately after such transaction, or any transaction or series of related transactions to which we are a direct contracting party in which in excess of 50% of our voting power is transferred, or in connection with a sale, lease or other disposition of all or substantially all of our assets, in which case the holders of the preferred stock would be entitled to their liquidation preference after the payment of which the preferred stock would be retired.

No Preemptive Rights. The holders of the Series B preferred stock are not entitled to preemptive rights with respect to any shares of our capital stock or any other securities convertible into or carrying rights or options to purchase any of our capital stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Warrants

During the second half of fiscal year 2013, the Company granted the following warrants: (i) to Partners for Growth IV, L.P, a warrant to purchase up to a value of $360,000 or 129,032 shares of common stock, (ii) to PfG Equity Investors, LLC, a warrant to purchase up to a value of $28,800 or 10,322 shares of common stock, and (iii) to Silicon Valley Bank, a warrant to purchase up to a value of $211,200 or 75,698 shares of common stock (collectively, the “PfG Warrants”).

The PfG Warrants, and the shares of common stock to be issued upon exercise of the PfG Warrants, have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities law and were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Neither the PfG Warrants nor the shares of common stock issuable upon exercise of the PfG Warrants, may be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws.

As of March 31, 2015, the following warrants were outstanding:

	Shares of common stock, par value $0.01, issuable upon exercise of warrants	Exercise price per share of common stock	Expiration Date
Common Stock	77,213	$2.79, subject to adjustment	August 19, 2018

TRANSFER AGENT

Broadridge Corporate Issuer Solutions, Inc. serves as the transfer agent and registrar for our common stock, and as transfer agent, registrar, payment agent, and conversion agent for our Series B preferred stock.

EXPERTS

The audited consolidated financial statements and schedule incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Winston & Strawn LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, telephone number (877) 235-6925.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement and accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus, except in each case for information contained in any such filing where such information is being furnished and is not to be considered “filed” under the Exchange Act. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2015;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2015; May 6, 2015; May 18, 2015; and July 7, 2015 (excluding any information furnished and not filed with the SEC); and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on March 24, 2000, as amended.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Mattersight Corporation, 200 W. Madison Street, Suite 3100, Chicago, Illinois 60606, telephone number (877) 235-6925.

Information contained on our website, http://www.mattersight.com, is not incorporated by reference in, and does not constitute part of, this prospectus supplement.

PROSPECTUS

$75,000,000

MATTERSIGHT CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $75,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts; and

•	stock purchase units.

When we use the term ‘‘securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 17 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the NASDAQ Global Market under the symbol “MATR.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 1 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $75,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Mattersight,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Mattersight Corporation and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT MATTERSIGHT CORPORATION

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Through our Behavioral Analytics-related services, including Predictive Behavioral Routing, Performance Management, and Predictive Analytics, we capture and analyze customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. Our SaaS delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value and our solutions are used by leading companies in the healthcare, insurance, financial services, telecommunications, cable, utilities, education, hospitality, and government industries.

Our principal offices are located at 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606. Our telephone number is (877) 235-6925. Our website is located at www.mattersight.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 19 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts, and projections about us, our future performance, the industry in which we operate, our beliefs, and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties, and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	the repayment or refinancing of debt;

•	capital expenditures; or

•	the financing of possible acquisitions or business expansion.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, including the designation of preferences of the Series B preferred stock, and our bylaws, copies of which have been filed with the SEC.

The authorized capital stock of Mattersight consists of 50,000,000 shares of common stock, $0.01 par value, and 40,000,000 shares of preferred stock, $0.01 par value.

Common Stock

Holders of our common stock are entitled to one vote per share with respect to each matter presented to stockholders for vote. Except as may be provided in connection with any of Mattersight’s preferred stock, including the 7% Series B Convertible Preferred Stock described below (the “Series B preferred stock”), or as may otherwise be required by law or the certificate of incorporation, the common stock will be the only capital stock of the Company entitled to vote in the election of directors and on all other matters presented to the stockholders of the Company; provided that the holders of common stock, as such, will not be entitled to vote on any matter that relates solely to the terms of any outstanding series of preferred stock or the number of shares of such series and does not affect the number or authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of common stock and preferred stock that has voting rights can elect all of the directors then standing for election.

Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (the “Board”). Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of common stock will be entitled to receive the assets that are legally available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The common stock does not have any preemptive, subscription, or conversion rights. Additional shares of authorized common stock may be issued, as determined by our Board from time to time, without stockholder approval, except as may be required by applicable Nasdaq requirements.

Each prospectus supplement relating to a series of common stock may describe material U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of common stock.

As of December 31, 2014, there were 22,324,093 shares of common stock outstanding.

Preferred Stock

Subject to Delaware law, our Board may, without approval of the stockholders, cause shares of preferred stock to be issued from time to time in one or more series. The Board will determine the number of shares of each series as well as the designation, powers, privileges, preferences and rights of the shares of that series. Among the specific matters that may be determined by the Board are:

•	the designation of each series;

•	the number of shares of each series;

•	the rate of dividends, if any;

•	whether dividends, if any, will be cumulative or non-cumulative;

•	the terms of redemption, if any;

•	the terms of any sinking fund providing for the purchase or redemption of shares of each series;

•	the amount payable in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Mattersight;

•	rights and terms of conversion or exchange, if any;

•	restrictions on the issuance of shares of the same series or any other series, if any; and

•	voting rights, if any.

We have designated 5,000,000 shares of the 40,000,000 shares of preferred stock as the Series B preferred stock. As of December 31, 2014, there were 1,648,185 shares of Series B preferred stock outstanding. Other than the Series B preferred stock, there were no shares of preferred stock outstanding on December 31, 2014.

Terms of Series B Preferred Stock

Rank. The Series B preferred stock, with respect to dividend rights and rights on liquidation, ranks senior to the common stock and to all other equity securities issued by us. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities. We may not issue any class or series of stock or other securities convertible into or exercisable for equity securities having rights, preferences or privileges superior to or on a parity with the Series B preferred stock except with the consent of the holders of at least a majority of the outstanding shares of the Series B preferred stock. See “Voting Rights” below.

Dividends. The holders of record of the Series B preferred stock are entitled to receive, when, as and if declared by our Board, out of funds legally available therefor, cash dividends on each share of Series B preferred stock at an annual rate equal to 7% of the original purchase price per share of Series B preferred stock. Additionally, except for dividends payable in common stock, the holders of Series B preferred stock shall be entitled to receive dividends paid on the common stock, if any, based on the number of shares of common stock into which such holders, shares of Series B preferred stock would then convert. Dividends shall be payable in cash. All dividends are cumulative, whether or not declared, from the date on which the Series B preferred stock was originally issued by us and are payable semi-annually in arrears on January 1 and July 1 of each year, as the Board may determine, when and as declared, provided that the Board may declare and pay delinquent dividends without reference to these ordinary dividend payment dates. Dividends will cease to accumulate in respect of shares of Series B preferred stock on the date they are converted into shares of common stock. All accrued and unpaid dividends shall be paid upon the first to occur of liquidation or conversion. Dividends for any period of less than a semi-annual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series B preferred stock will be entitled to receive in cash out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to the Series B preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference plus accrued and unpaid dividends.

After payment of the full amount of the liquidating distributions to which they are entitled, our remaining assets available for distribution shall be distributed pro rata among the holders of the common stock and Series B preferred stock based on the number of shares of common stock into which the shares of Series B preferred stock would then convert.

If, upon any voluntary or involuntary liquidation, our assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B preferred stock, then the holders of the Series B preferred stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Upon a consolidation or merger of Mattersight with or into any other corporation or other entity or person, or any other corporate reorganization, in which our stockholders immediately prior to such transaction own less than 50% of our voting power immediately after such transaction, or any transaction or series of related transactions to which we are a direct contracting party in which in excess of 50% of our voting power is transferred, or upon a sale, lease or other disposition of all or substantially all of our assets, the holders of the preferred stock will be entitled to the liquidating distribution described in the preceding paragraph unless the holders of the common stock, assuming conversion of all of the preferred stock into common stock, would receive an amount equal to four times the original purchase price of the preferred stock, in which case the holders of the preferred stock will receive the amount that they would be entitled to if they had converted their preferred stock into common stock immediately prior to the transaction.

Conversion. Each share of Series B preferred stock is convertible into one share of common stock, subject to adjustment as described below. Each stockholder may convert his or her shares of Series B preferred stock into common stock at any time. In addition, shares of Series B preferred stock will convert automatically into shares of common stock if the last sale price of our common stock is at least five times the original purchase price per share of the preferred stock for 30 consecutive trading days and, in connection with the shares of Series B preferred stock issued in a 2001 private placement, the registration statement we agreed to file with respect to those shares is effective.

The conversion ratio initially is one share of Series B preferred stock for one share of common stock. The conversion ratio will be subject to adjustment if certain events occur, including:

•	the payment of dividends (and other distributions) in common stock on the outstanding shares of common stock; or

•	stock splits, combinations, and reclassifications of common stock;

unless we take similar actions with respect to the preferred stock.

If the Company is party to any consolidation or merger in which it is not the surviving entity, or transfers all or substantially all of its assets in a transaction that is not deemed to be a liquidation, then each share of Series B preferred stock then outstanding would become convertible only into the kind and amount of securities, cash and other property that is receivable upon the occurrence of such event by a holder of the number of shares of common stock that the shares of Series B preferred stock were convertible into immediately prior to the event.

No fractional shares of common stock will be issued upon conversion of the preferred stock. Instead, we will pay a cash adjustment for any fractional share.

Voting Rights. Holders of the Series B preferred stock have the right to vote on all matters that the holders of common stock vote on, voting together with the holders of common stock as one class (unless otherwise required by law). Each share of Series B preferred stock will be entitled to one vote for each share of common stock into which such share of Series B preferred stock could then be converted.

The affirmative vote of the holders of a majority of the outstanding Series B preferred stock, voting as a separate class, will be required to take any of the following actions:

•

the authorization, creation, or issuance of any class or series of stock or other securities convertible into or exercisable for equity securities having rights, preferences or privileges that are equal or superior to rights, preferences or privileges of the Series B preferred stock;

•	any increase or decrease in the authorized number of shares of Series B preferred stock; or

•

any amendment, waiver, alteration or repeal of any provision of our certificate of incorporation or our bylaws in a way that adversely affects the rights, preferences or privileges of the Series B preferred stock.

No Maturity Date or Mandatory Redemption. The Series B preferred stock does not mature on a specified date, does not have a stated redemption feature and is not subject to any sinking fund or similar obligation. Holders of Series B preferred stock have no right to require us to repurchase or redeem any shares of Series B preferred stock except upon a consolidation or merger of Mattersight with or into any other corporation or other entity or person, or any other corporate reorganization, in which our stockholders immediately prior to such transaction own less than 50% of our voting power immediately after such transaction, or any transaction or series of related transactions to which we are a direct contracting party in which in excess of 50% of our voting power is transferred, or in connection with a sale, lease or other disposition of all or substantially all of our assets, in which case the holders of the preferred stock would be entitled to their liquidation preference after the payment of which the preferred stock would be retired.

No Preemptive Rights. The holders of the Series B preferred stock are not entitled to preemptive rights with respect to any shares of our capital stock or any other securities convertible into or carrying rights or options to purchase any of our capital stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Warrants

During the second half of fiscal year 2013, the Company granted the following warrants: (i) to Partners for Growth IV, L.P, a warrant to purchase up to a value of $360,000 or 129,032 shares of common stock, (ii) to PfG Equity Investors, LLC, a warrant to purchase up to a value of $28,800 or 10,322 shares of common stock, and (iii) to Silicon Valley Bank, a warrant to purchase up to a value of $211,200 or 75,698 shares of common stock (collectively, the “PfG Warrants”).

The PfG Warrants, and the shares of common stock to be issued upon exercise of the PfG Warrants, have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities law and were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Neither the PfG Warrants nor the shares of common stock issuable upon exercise of the PfG Warrants, may be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws.

As of December 31, 2014, the following warrants were outstanding:

	Shares of common stock, par value $0.01, issuable upon exercise of warrants	Exercise price per share of common stock	Expiration Date
Common Stock	77,213	$2.79, subject to adjustment	August 19, 2018

Anti-Takeover Provisions

Classified Board of Directors. Our certificate of incorporation provides that our Board be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each class serving a staggered three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our Board. Such a delay may help ensure that the directors, if confronted by a stockholder attempting to force a proxy contest or an extraordinary corporate transaction would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of Mattersight. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of our Board would be beneficial to Mattersight and our stockholders and whether a majority of our stockholders believe that such a change would be desirable.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Mattersight, even though such an attempt might be beneficial to us and our stockholders. Accordingly, the classification of our Board could increase the likelihood that incumbent directors will retain their position.

Number of Directors; Removal; Filling Vacancies. The certificate of incorporation provides that, subject to any rights of holders of Mattersight preferred stock to elect additional directors under specific circumstances, the number of directors will be fixed by resolution of the Board adopted by a majority of the whole Board. In addition, the certificate of incorporation and the bylaws provide that, subject to any rights of holders of preferred stock, and unless the Board otherwise determines, any vacancies, or newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors, though it may be less than a quorum. Accordingly, stockholders will not be able to increase the size of the Board in order to fill the newly created directorships with stockholder nominees.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified Board may only be removed by the stockholders for cause. The certificate of incorporation and the bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of the then outstanding shares of our stock, voting together as a single class.

No Stockholder Action by Written Consent; Limitations on the Calling of Special Meetings. The certificate of incorporation and the bylaws provide that, subject to the rights of any holders of preferred stock to elect additional directors under specific circumstances, effective from and after the date upon which we became subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, stockholder action can be taken only at an annual or special meeting of stockholders. This provision prohibits stockholder action by written consent in lieu of a meeting. The bylaws further provide that, subject to the rights of holders of any series of preferred stock to elect additional directors under specific circumstances, special meetings of stockholders can be called only by the Board pursuant to a resolution adopted by a majority of the whole Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of special meeting given by Mattersight.

The provisions of the certificate of incorporation and the bylaws prohibiting stockholder action by written consent may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by a majority of the whole Board. These provisions would also prevent the holders of a majority of the voting power of our stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to the time a majority of the whole Board believes such consideration to be appropriate.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. The bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual meeting of our stockholders. Only persons who are nominated by, or at the direction of, our Board, or by a stockholder who has given timely written notice to our corporate secretary prior to the meeting at which directors are to be elected, are eligible for election as directors of Mattersight. The business to be conducted at an annual meeting is limited to business brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice to the Secretary of his or her intention to bring such business before such meeting.

Notice of a stockholder nomination or other business to be brought before an annual meeting will be timely only if it is delivered to Mattersight not earlier than the close of business on the 100th calendar day nor later than the close of business on the 75th calendar day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 calendar days before or more than 75 calendar days after that anniversary date, notice by the stockholder to be timely must be delivered to Mattersight not earlier than the close of business on the 100th calendar day prior to the annual meeting and not later than the close of business on the later of: (1) the 75th calendar day prior to the annual meeting; and (2) the 10th calendar day after public announcement is first made by Mattersight of the date of the annual meeting. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Mattersight Board is increased and there is no public announcement by Mattersight naming all of the nominees for directors or specifying the size of the increased Board made at least 80 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to Mattersight not later than the close of business on the 10th calendar day after the public announcement is first made.

Notice of a stockholder nomination to be made at a special meeting at which directors are to be elected will be timely only if it is delivered to us not earlier than the close of business on the 100th calendar day prior to the special meeting, and not later than the close of business on the later of: (1) the 75th calendar day prior to the special meeting; and (2) the 10th calendar day after public announcement is first made by Mattersight of the date of the special meeting and of the nominees proposed by the Mattersight Board to be elected at the special meeting.

A stockholder’s notice proposing to nominate a person for election as a director must contain specified information including, without limitation, the identity and address of the nominating stockholder, the class and number of shares of Mattersight common stock that are owned by the stockholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specified information about that business and about the proposing stockholder, including, without limitation:

•	a brief description of the business the stockholder proposes to bring before the meeting;

•	the reasons for conducting the business at the meeting;

•	the name and address of the stockholder;

•	the class and number of shares of Mattersight common stock beneficially owned by the stockholder; and

•	any material interest of the stockholder in the business so proposed.

If the chairman or other officer presiding at a meeting determines that a person was not nominated or other business was not brought before the meeting in accordance with the bylaw provisions summarized above, the person will not be eligible for election as a director or the proposed business will not be conducted at the meeting, as the case may be.

Although the bylaws do not give our Board any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Also, they may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial, to Mattersight and our stockholders.

Blank Check Preferred Stock. Our Board has the right to designate the rights and preferences and issue preferred stock without stockholder approval, subject to the rights of any outstanding series of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of the common stock. Although our Board is required to make any determination to issue any such stock based on its judgment as to the best interests of the stockholders of Mattersight, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices. Our Board does not presently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Rights to Purchase Securities and Other Property. The certificate of incorporation authorizes Mattersight’s Board to create and issue rights entitling holders to purchase from us shares of stock or other securities of Mattersight or any other corporation. The times at which and terms upon which the rights are to be issued would be determined by our Board and set forth in the contracts or other instruments that evidence those rights. The authority of the Board with respect to such rights includes, but is not limited to, determination of:

•	the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of the rights;

•

provisions relating to the times at which and the circumstances under which the rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of Mattersight;

•

provisions that adjust the number or exercise price of the rights or amount or nature of the stock or other securities or property receivable upon exercise of the rights in the event of a: (1) combination, split, or recapitalization of any stock of Mattersight; (2) a change in ownership of Mattersight’s stock or other securities; or (3) a reorganization, merger, consolidation, sale of assets, or other occurrence relating to Mattersight or any stock of Mattersight, and provisions restricting the ability of Mattersight to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of Mattersight under such rights;

•

provisions that deny the holder of a specified percentage of the outstanding stock or other securities of Mattersight the right to exercise the rights and/or cause the rights held by such holder to become void;

•	provisions that permit us to redeem or exchange the rights; and

•	the appointment of the rights agent with respect to the rights.

This provision is intended to confirm the authority of the Board to issue rights to purchase shares of stock or other securities of Mattersight or any other corporation.

Amendment of the Certificate of Incorporation and Bylaws. Under Delaware law, the stockholders of a corporation have the right to adopt, amend, or repeal the bylaws and, with the approval of the Board, the certificate of incorporation of a corporation. In addition, under Delaware law if the certificate of incorporation so provides, the bylaws may be adopted, amended, or repealed by the Board. Our certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our stock, voting together as a single class, is required to amend provisions of the certificate of incorporation relating to:

•	the prohibition of stockholder action without a meeting;

•	the number, election and term of directors;

•	the removal of directors;

•	the issuance of rights; and

•

the adoption, amendment, or repeal of the bylaws by the Board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our stock, voting together as a single class.

The vote of the holders of a majority of the voting power of the outstanding shares of our stock is required to amend all other provisions of our certificate of incorporation. The certificate of incorporation further provides that the bylaws may be amended by the Mattersight Board by a majority of the whole Board or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our stock, voting together as a single class.

These 80% voting requirements have the effect of making more difficult any amendment by stockholders of the bylaws or of any of the provisions of the certificate of incorporation described above, even if a majority of the stockholders of Mattersight believes that the amendment would be in their best interests.

Other Provisions. The certificate of incorporation expressly authorizes the Board to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with our Board and management respecting any transaction that may result in a change in control of Mattersight, and to contest or oppose any such transaction that the Mattersight Board determines to be unfair, abusive or otherwise undesirable to us, our businesses or our stockholders. In this regard, the certificate of incorporation specifically permits the Board to adopt plans or to issue securities of Mattersight (including common stock or preferred stock, rights or debt securities), which securities may be exchangeable or convertible into cash or other securities on such terms as the Board determines and may provide for differential and unequal treatment of different holders or classes of holders. The existence of this authority or the actions that may be taken by the Board may deter potential acquirers from proposing unsolicited transactions not approved by the Board and might enable the Board to hinder or frustrate such a transaction if proposed.

These provisions are included in the certificate of incorporation to confirm and support the authority of the Board to take the various actions authorized thereby. The certificate of incorporation is also designed to enable the Board to utilize such other tactics or mechanisms as are developed in the future to carry out the general authorization set forth therein.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset, or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who is the owner of 15% or more of the outstanding voting stock of the corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. Mattersight’s Board has adopted resolutions that Sutter Hill Ventures shall not be subject to Section 203 so long as it and its affiliates do not own more than 25% of our outstanding stock.

The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Mattersight, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

A corporation may, at its option, exclude itself from the coverage of Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such bylaw or charter amendment shall not become effective until 12 months after the date it is adopted. Neither the certificate of incorporation nor the bylaws of Mattersight contain any such exclusion.

Limitation of Liability and Indemnification

Mattersight’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Mattersight’s bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of our Board. Our bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws permit such indemnification.

Transfer Agent

Broadridge Corporate Issuer Solutions, Inc. serves as the transfer agent and registrar for our common stock, and as transfer agent, registrar, payment agent, and conversion agent for our Series B preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock, or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Mattersight. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock, or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including, if applicable:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the common stock, preferred stock, or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, then a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities, or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, stock purchase units and/or guarantees of debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the NASDAQ Global Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, telephone number (877) 235-6925.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2014;

•	our Current Reports on Form 8-K filed with the SEC on February 11, 2015 (excluding any information furnished and not filed with the SEC); and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on March 24, 2000, as amended.

All documents that we file (but not those that we furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, telephone number (877) 235-6925.

Information contained on our website, http://www.mattersight.com, is not incorporated by reference in, and does not constitute part of, this prospectus.

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus supplement. This prospectus supplement does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of Mattersight or the facts herein set forth since the date hereof.

MATTERSIGHT CORPORATION

2,728,712 shares of

Common Stock, par value $0.01 per share

Prospectus Supplement

July 22, 2015